Exhibit 24.2

POWER OF ATTORNEY

I, the undersigned director of ICOP Digital, Inc., do hereby constitute and appoint David C. Owen and Derick D. Shupe, or either of them, my true and lawful attorneys and agents, to do any and all acts and things in my name and behalf in my capacity as director and to execute any and all instruments for me and in my name in the capacity indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations, and requirements of the SEC, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for me or in my name and in the capacity indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act; and I do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following person in the capacity and on the date indicated.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of January 21, 2009.

/s/ Bryan Ferguson
Bryan Ferguson, Director
ICOP Digital, Inc.